Exhibit 10.3

EXECUTION COPY

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of June 27, 2007, is by and between CIT Real Estate Holding Corporation, a Delaware corporation (“CIT Holding”) and Care Investment Trust Inc., a Maryland corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, CIT Holding desires to contribute all of its right, title and interest to the assets set forth on Schedule 1 hereto (collectively, the “Initial Assets”) to the Company in exchange for the issuance of 5,256,250 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and a cash payment of $204,271,261.37 (the “Cash Payment”) from the net proceeds of the initial public offering of shares of common stock of the Company (the “IPO”);

WHEREAS, the Company desires to issue the Common Stock and to deliver the Cash Payment to CIT Holding in exchange for CIT Holding’s contribution of the Initial Assets.

NOW, THEREFORE, in consideration for the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Contribution of the Initial Assets. On the terms and subject to the conditions of this Agreement, CIT Holding shall transfer, assign, convey and deliver to the Company all right, title and interest in and to the Initial Assets.

Section 2. Payment for the Initial Assets. In consideration for the contribution of the Initial Assets, the Company shall (i) issue 5,256,250 shares of Common Stock to CIT Holding and (ii) make the Cash Payment to CIT Holding. The Cash Payment shall be proportionately adjusted downward to reflect any payments made to or received by CIT Holding pursuant to Section 4(a)(i) and (ii).

Section 3. Closing. The closing (the “Closing”) of the contribution of the Initial Assets and the payment therefore, including the issuance of the Common Stock and the delivery of the Cash Payment, shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on the date of the closing of the IPO.

Section 4. Closing Allocations.

(a) Payments Belonging to CIT Holding. CIT Holding is entitled to (i) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are due on or before the Closing Date and that are collected on or before that date, (ii) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are due on or before the Closing Date and that are collected after that date, and (iii) all payments of interest that represent interest accruing on the Initial Assets through and including the day prior to the Closing Date. If and to the extent any such payments are received by the Company, the Company will remit such payments to CIT Holding promptly upon receipt thereof. Notwithstanding its status as owner of the Initial Assets after the Closing, the Company will not waive or forgive (or otherwise forbear from the enforcement and collection of) such payments.

(b) Payments Belonging to the Company. The Company is entitled to (i) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are collected by CIT Holding on or prior to the Closing Date and due after the Closing Date, (ii) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are collected after the Closing Date and due after the Closing Date, and (iii) all payments of interest that represent interest accruing on the Initial Assets on and after the Closing Date and that are collected after the Closing Date. If and to the extent any such payments are received by CIT Holding, CIT Holding will remit such payments to the Company promptly upon receipt thereof.

Section 5. Deliveries at Closing.

(a) CIT Holding shall deliver to the Company at the Closing:

(i) with respect to each of the Initial Assets identified on Schedule 1 hereto, such endorsements, assignment and assumption agreements and other instruments of transfer, all in the form satisfactory to the Company, as may be required to vest good title in and to the Initial Assets in the Company (“Transfer Instruments”), executed by CIT Holding and each other required party other than the Company;

(ii) copies of any approvals or consents required under the underlying loan documents more particularly described on Schedule 1 hereto in order to consummate the transfers herein contemplated. Schedule 1 identifies each Initial Asset that requires a consent in connection with the transaction herein contemplated; and

(iii) any books and records with respect to each of the Initial Assets identified on Schedule 1 hereto.

(b) the Company shall deliver to CIT Holding at the Closing:

(i) a certificate or other documentation evidencing 5,256,250 shares of its Common Stock;

(ii) the Cash Payment by wire transfer of immediately available funds to an account designated by CIT Holding in accordance with written wire instructions delivered by CIT Holding to the Company; and

(iii) to the extent applicable, counterparts of the Transfer Instruments executed by the Company.

Section 6. Conditions to Closing.

(a) The obligation of CIT Holding to contribute the Initial Assets to the Company in exchange for the Common Stock and the Cash Payment is subject to the following conditions (which conditions may be waived by CIT Holding in CIT Holding’s sole discretion):

(i) that at the time of the Closing, each of the representations and warranties of the Company made in this Agreement shall be true and correct; and

(ii) all required approvals and consents to the transactions contemplated by this Agreement shall have been obtained from all necessary third parties; and

(iii) the IPO shall have been consummated.

(b) The obligation of the Company to issue the Common Stock and make the Cash Payment to CIT Holding in exchange for the Initial Assets is subject to the following conditions (which conditions may be waived by the Company in the Company’s sole discretion):

(i) that at the time of the Closing, each of the representations and warranties of CIT Holding made in this Agreement shall be true and correct;

(ii) CIT Holding shall have executed and delivered to the Company the Transfer Instruments, executed by CIT Holding and all other required parties other than the Company;

(iii) all required approvals and consents to the transactions contemplated by this Agreement shall have been obtained from all necessary third parties;

(iv) to the best of CIT Holding’s knowledge, there shall be no material pending or threatened litigation regarding the Initial Assets; and

(v) the IPO shall have been consummated and the net proceeds therefrom shall have been delivered to the Company.

Section 7. Representations and Warranties of CIT Holding. CIT Holding hereby represents and warrants to the Company, as follows:

(a) CIT Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) CIT Holding has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(c) This Agreement, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal and binding obligation of CIT Holding, enforceable against CIT Holding in accordance with the terms hereof, subject to (A) applicable bankruptcy insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

(d) The execution and delivery by CIT Holding of this Agreement and its performance of, and compliance with, the terms of this Agreement will not conflict with or constitute a breach, violation, or default under (A) its certificate of incorporation or bylaws, (B) any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority, which violation in CIT Holding’s good faith and reasonable judgment is likely to affect materially and adversely either the ability of CIT Holding to perform its obligations under this Agreement or the financial condition of CIT Holding or (C) any indenture, loan or credit agreement, or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction or decree to which CIT Holding is a party or by which any Initial Asset is bound or affected; the consummation of the transactions contemplated by this Agreement will not result in the cancellation, modification or termination of, or the acceleration of, or the creation of any charges, claims, conditions, options, assignments, preemptive rights, rights of first refusal, security interests, hypothecations, encumbrances, mortgages, liens or pledges (collectively, “Liens”) on the Initial Assets pursuant to any agreement, license, lease, understanding, contract, indenture, mortgage, instrument, promise, undertaking or other commitment or obligation (“Contracts”) under which CIT Holding or any Initial Asset is subject to or bound.

(e) CIT Holding has not dealt with any person that may be entitled to any commission or compensation in connection with the transfer of the Initial Assets. CIT Holding or the obligor on the promissory note or notes related to each Initial Asset (the “Obligor”) has paid any and all amounts due to any such person, and the Company shall have no responsibility for any payments due any such person.

(f) As of the date of this Agreement, all of the Initial Assets as described on Schedule 1 are owned by CIT Holding and CIT Holding has good title to all of the Initial Assets, free and clear of all Liens.

(g) There are no Contracts, and CIT Holding will not enter into Contracts, with any other person or entity to sell, transfer, assign or in any manner create a Lien on, the Initial Assets, or to not sell, transfer or assign the Initial Assets to the Company.

(h) No consents or approval, other than those that have been obtained or will be obtained on or before the Closing, are required for the transfer of the Initial Assets in accordance with the terms of this Agreement.

(i) The Transfer Instruments are sufficient to convey to the Company all right, title and interest in the Initial Assets in all relevant jurisdictions, except to the extent that a recording or other filing is required to transfer such Initial Asset.

(j) To the best of CIT Holding’s knowledge, there is no material default, breach, violation or event of acceleration existing under any Initial Asset and no event that, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder.

(k) To CIT Holding’s knowledge, each property related to an Initial Asset is in all material respects in compliance with and lawfully used, operated and occupied under applicable zoning and building laws or regulations, and CIT Holding has not received notification from any governmental authority that any such property fails to comply with such laws or regulations, is being used, operated or occupied unlawfully or has failed to obtain or maintain any inspection, license or certificates material to the operation of such property.

(l) To the best of CIT Holding’s knowledge, there are no actions, suits or proceedings pending, or known to be threatened, before any court, administrative agency or arbitrator concerning an Initial Asset or the applicable collateral securing the Initial Asset (the “Collateral”) that might materially and adversely affect (1) title to such Initial Asset, (2) the validity or enforceability thereof, (3) the value of the Collateral as security for the Initial Asset or (4) the marketability of such Collateral.

(m) The information set forth on Schedule 2 hereto is true and accurate in all material respects.

Section 8. Representations and Warranties of the Company. The Company hereby represents and warrants to CIT Holding as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland.

(b) The Company has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(c) This Agreement, assuming due authorization, execution and delivery by CIT Holding, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

(d) the Company is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Company’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Company to perform its obligations under this Agreement or the financial condition of the Company.

Section 9. Investment Representations and Warranties. CIT Holding hereby represents and warrants to the Company as follows:

(a) The Common Stock to be acquired by CIT Holding is being acquired for CIT Holding’s own account with the present intention of holding such interests for purposes of investment, and CIT Holding presently has no intention of selling such interests in a public distribution, and the Common Stock will not be disposed of in contravention of the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws.

(b) CIT Holding understands that the shares of Common Stock have not been registered under the Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of CIT Holding’s investment intent and upon the accuracy of CIT Holding’s representations made in this Section 9.

(c) CIT Holding understands that the shares of Common Stock are “restricted securities” under the applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that CIT Holding may dispose of the Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

(d) CIT Holding is a “qualified institutional buyer” as that term is defined in Rule 144A under the Act and an “accredited investor” as that term is defined in Rule 501(a) under the Act. CIT Holding acknowledges that: (i) it has adequate means of providing for its current needs and has no need for liquidity in this investment; (ii) it is able to bear the economic risk of this investment; (iii) it is able to hold the Common Stock indefinitely; and (iv) it is able to afford a complete loss of this investment.

Section 10. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained in this Agreement shall survive the Closing. Upon discovery by either party hereto of a breach of any of the representations and warranties set forth in Sections 7, 8 and 9 that materially and adversely affects the interests of the other party hereto, the party discovering such breach shall give prompt written notice to the other party hereto.

Section 11. Remedies After Closing Upon Breach of Representations and Warranties Made by CIT Holding.

(a) Opportunity to Cure; Repurchase. If, within 12 months after the Closing, there is a breach of any of the representations and warranties in Section 7 made by CIT Holding regarding the characteristics of any Initial Asset, and such breach materially and adversely affects the value of such Initial Asset (a “Material Breach”), the Company will promptly notify CIT Holding in writing of the Material Breach. Such notice must be given not more than 10 days after the Company first gains knowledge of such Material Breach, but in any event, no later than 12 months after the Closing, and must describe the asserted Material Breach in reasonable detail, and must also indicate the amount the Company in good faith estimates the value of the affected Initial Asset has been diminished as a result of such asserted Material Breach (the “Diminution in Value”). CIT Holding may then elect in its sole and absolute discretion to either pay to the Company the Diminution in Value, or (ii) attempt to cure or correct such asserted Material Breach in all material respects within the applicable Permitted Cure Period (as defined below).

For purposes of the foregoing, and subject to the following paragraph, the “Permitted Cure Period” applicable to any Material Breach in respect of an Initial Asset will be the 90-day period immediately following receipt by CIT Holding of written notice of such Material Breach. If such Material Breach cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Breach can be corrected or cured and CIT Holding is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days.

Section 12. Indemnity.

(a) Indemnification by CIT Holding. CIT Holding hereby agrees to indemnify and hold the Company harmless from and against any and all damage, expense, loss, cost, claim or liability (each a “Claim”) suffered or incurred by the Company as a result of any of the following:

(i) any untruth or inaccuracy in, or any breach of, any of the representations or warranties made by CIT Holding in Sections 7 and 9 of this Agreement; or

(ii) any breach of, or failure to perform, any agreement of CIT Holding contained in this Agreement.

(b) Scope of Indemnity. Notwithstanding anything to the contrary otherwise provided in this Agreement:

(i) except in the case of fraud, the indemnification set forth in Section 12(a) shall be limited to an amount equal to the value of the Common Stock and the Cash Payment received by CIT Holding on the date hereof; and

(ii) the indemnification set forth in Section 12(a) shall only extend to any Claim which arises within twelve months following the Closing.

(c) Notice. To the extent that a Claim is asserted by a third party, the party hereto seeking indemnification pursuant to Section 12(a) (“Indemnitee”) shall give prompt written notice to the party hereto from whom indemnification is sought (“Indemnitor”) as to the assertion of any Claim, or the commencement of any Claim. Subject to Section 12(b)(ii), the omission of Indemnitee to notify Indemnitor of any such Claim shall not relieve Indemnitor from any liability in respect of such Claim that it may have to Indemnitee on account of this Agreement nor shall it relieve Indemnitor from any other liability that it may have to Indemnitee, provided, however, that Indemnitor shall be relieved of liability to the extent that the failure so to notify (a) shall have caused prejudice to the defense of such Claim, or (b) shall have materially increased the costs or liability of Indemnitor by reason of the inability or failure of Indemnitor (because of the lack of prompt notice from Indemnitee) to be involved in any investigations or negotiations regarding any such Claim. In case any such Claim shall be asserted or commenced against Indemnitee and it shall notify Indemnitor thereof, Indemnitor shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to Indemnitee, and, after notice from Indemnitor to Indemnitee of its election so to assume the defense thereof, which notice shall be given within 15 days of its receipt of such notice from Indemnitee. Indemnitor will not be liable to Indemnitee hereunder for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation. Indemnitor shall not settle any Claim in any manner that does not completely relieve Indemnitee of liability for such Claim, without the written consent of Indemnitee, which consent shall not be unreasonably withheld or delayed.

Section 13. Expenses. Whether or not the Closing occurs, all reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including reasonable attorneys fees and expenses) shall be paid by each of the respective parties with respect to their own costs and expenses.

Section 14. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to the Company:

Care Investment Trust Inc.

c/o CIT Healthcare LLC

505 Fifth Avenue, 6th Floor

New York, New York 10017

Attention: Chief Executive Officer

Facsimile No.: (212) 771-9317

If to CIT Holding:

CIT Real Estate Holding Corporation

c/o CIT Healthcare LLC

505 Fifth Avenue, 6th Floor

New York, New York 10017

Attention: President

Facsimile No.: (212) 771-9317

Section 15. Further Assurances. From time to time following the Closing, CIT Holding shall execute and deliver, or cause to be executed and delivered, to the Company such other documents or instruments of conveyance and transfer as the Company may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in the Company the Initial Assets, or in order to fully effectuate and to implement the purposes, terms and provisions of this Agreement.

Section 16. Entire Agreement: No Other Representations. Except as expressly agreed in a separate writing signed by the parties hereto on or after the date of this Agreement, this Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

Section 17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 18. Interpretation. The section references and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. the Company shall have the right to assign its rights under this agreement with respect to any Initial Asset to any purchaser of such Initial Asset. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person or entity other than the parties and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

Section 20. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one instrument. The parties may also execute this Agreement by the facsimile exchange of executed signature pages.

Section 21. Enforcement; No Joint Venture or Partnership; No Third Party Beneficiaries

(a) If any suit, action or other legal proceeding is brought to enforce any provision of this Agreement, the party ultimately prevailing in such action or proceeding shall be entitled to recover the reasonable costs (including reasonable legal fees and expenses) of bringing or defending such action or proceeding.

(b) CIT Holding and the Company intend that the relationships created hereunder be solely that of purchaser and seller. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between the Company, on the one hand, and CIT Holding, on the other hand.

(c) This Agreement is solely for the benefit of CIT Holding and the Company and nothing contained in this Agreement shall be deemed to confer upon anyone other than the CIT Holding and the Company any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

Section 22. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

Section 23. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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IN WITNESS WHEREOF, each of the parties hereto have executed this Contribution Agreement as of the date first written above.

CARE INVESTMENT TRUST INC.
By:	/s/ F. Scott Kellman
	Name:	F. Scott Kellman
	Title:	Chief Executive Officer and President

CIT REAL ESTATE HOLDING CORPORATION
By:	/s/ Anne Beroza
	Name:	Anne Beroza
	Title:	President